Exhibit 10.3

FIFTH AMENDMENT TO
THE OPERATING AGREEMENT OF
RIGGS CAPITAL PARTNERS, LLC

a Delaware Limited Liability Company

     THIS FIFTH AMENDMENT is entered into as of January 1, 2004 (the “Fifth Amendment”), by and between RIGGS NATIONAL CORPORATION (the “Managing Member” and a “Member”), RCP INVESTMENTS, L.P. (a “Member”) and RCP VENTURES MANAGEMENT INC. (“Investment Advisor”) amending the Operating Agreement of RIGGS CAPITAL PARTNERS, LLC, a Delaware limited liability company (the “Company”), dated as of the 30th day of November, 1999 (the “Original Agreement”), as amended by that First Amendment dated as of December 1, 2000 to the Original Agreement (the “First Amendment”), and amended by that Second Amendment dated as of March 31, 2001 (the “Second Amendment”), as further amended by that Third Amendment dated as of November 1, 2002, as further amended by that Fourth Amendment dated as of January 1, 2003 and as joined by RCP Ventures Management Inc. by Joinder to the Operating Agreement of Riggs Capital Partners II, LLC. The Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and Joinder are collectively referred to herein as the “Operating Agreement.”

WITNESSTH

     WHEREAS, the sole Members of the Company are Riggs National Corporation and RCP Investments, L.P.;

     WHEREAS, the Members and RCP Ventures Management Inc. wish to amend Section 5.9 of the Original Agreement to state that the compensation to be paid to the Investment Advisor will be equal to $385,000 for the calendar year of 2004, or 0.385% of $100,000,000, and will be equal to $250,000 for the calendar year 2005, or 0.25% of $100,000,000;

     NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto de hereby amend the Original Agreement as follows:

1.	Section 5.9 of the Original Agreement is hereby amended such that the Investment Advisor shall hereafter be entitled to a management fee equal to 0.385% of $100,000,000 or Three Hundred Eighty Five Thousand Dollars ($385,000) per annum for the calendar year 2004 and 0.25% of $100,000,000 or Two Hundred Fifty Thousand Dollars ($250,000) per annum for the calendar year 2005.

2.	Except as specifically provided herein, the Original Agreement and the First, Second, Third and Fourth Amendments shall remain in full force and effect. This Fifth Amendment may be executed in any number of counterparts, all of which shall constitute a single instrument. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

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FIFTH AMENDMENT TO
THE OPERATING AGREEMENT OF
RIGGS CAPITAL PARTNERS, LLC

     IN WITNESS WHEREOF, the undersigned have set their hands as of the day and year first above written.

Managing Member:	Member:
RIGGS NATIONAL CORPORATION	RCP INVESTMENTS, L.P.
By:/s/ Timothy C. Coughlin Timothy C. Coughlin, President	By: /s/ J. Carter Beese, Jr. J. Carter Beese, Jr., its General Partner
Investment Advisor:
RCP VENTURES MANAGEMENT INC.
By: /s/ J. Carter Beese, Jr. J. Carter Beese, Jr., Chairman and CEO

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